UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2006

Date of Report (Date of earliest event reported)

The Sands Regent

(Exact name of registrant as specified in its charter)

Nevada	000-14050	88-0201135
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 North Arlington Ave.

Reno, Nevada, 89501

(Address of principal executive offices) (Zip Code)

(775) 348 2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On May 23, 2006, The Sands Regent (the “Company”) received notice from The NASDAQ Stock Market, Inc. Listing Qualifications Staff that the Company’s securities are subject to potential delisting as of June 1, 2006 from The NASDAQ Stock Market due to the Company’s failure to file its quarterly report on Form 10-Q for the three months ended March 31, 2006 on a timely basis. The Company expects to make a timely request for a hearing before a NASDAQ Listing Qualifications Panel to request continued listing on The NASDAQ SmallCap Market until the Company files its Form 10-Q for the three months ended March 31, 2006. However, the Company can provide no assurance that the Panel will grant its request for continued listing. The Company’s stock will remain listed on The NASDAQ SmallCap Market under the trading symbol “SNDS” during the pendency of its hearing before the Listing Qualifications Panel.

A copy of the press release is attached hereto as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit

99.1	Press release issued by The Sands Regent on May 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2006	By:	/s/ Cornelius T. Klerk
Cornelius T. Klerk, Chief Financial Officer

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